Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-233773) pertaining to the SmileDirectClub, Inc. 2019 Omnibus Incentive Plan and the SmileDirectClub, Inc. 2019 Stock Purchase Plan of our report dated March 12, 2021, with respect to the consolidated financial statements of SmileDirectClub, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP
Nashville, Tennessee
March 12, 2021